UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Definitive Information Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under §240.14(a)(12)

Social Life Network, Inc.

(Name of Registrant as Specified in Its Charter)

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SOCIAL LIFE NETWORK, INC.

3465 S Gaylord Ct., Suite A509

Englewood Colorado 80113

(855) 933-3277

NOTICE LETTER TO SHAREHOLDERS

INTRODUCTION

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Social Life Network, Inc. (“we”, “our”, “us”, or the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval of the Corporate Action described below (the “Corporate Action”) taken by written consent of the holders of over 51% of the issued and outstanding shares of Common Stock.

The purpose of this letter is to inform you of the below-described Corporate Action unanimously approved by our Board of Directors and by an over 51% shareholder vote by consent as required by our bylaws and the NRS:

Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from five hundred million (500,000,000) to two and one half billion (2,500,000,000) Common Stock Shares.

The Corporate Action to increase the authorized shares described above is referred to herein as the “Corporate Action” or the “Authorized Share Increase”.

The Corporate Action has been duly authorized and approved unanimously by our Board of Directors and by the written consent of 2 Consenting Stockholders voting over 51% of our outstanding voting securities. As such, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information and serves as the notice as required by Nevada Revised Statues and our bylaws. Our bylaws provide that the Corporate Action may be approved without an annual meeting by unanimous written consent of our Board of Directors and by at least a 51% voting approval of the Company’s stockholders.

This Information Statement will be mailed on or about February 10, 2020 to the stockholders of Social Life Network, Inc. (“we”, “our”, “us” or the “Company”), a Nevada corporation, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). This Information Statement is circulated to advise the Company’s shareholders of actions already approved and taken, specifically, that: (a) on January 27, 2020 our Board of Directors unanimously approved the Authorized Share Increase and recommended that the Consenting Shareholders approve the Authorized Share Increase; and (b) on January 28, 2020, 2 Consenting Shareholders, without a meeting and by written consent of 2 Consenting Shareholders holding over 51% of our outstanding voting common stock and representing 74,473,334 capital shares or 52% of the Company’s issued and outstanding voting stock as of January 28, 2020, approved the Authorized Share Increase.

The written consent that we received constitutes the only stockholder approval required for the Corporate Action under Nevada law and, as a result, no further action by any other stockholder is required to approve the Corporate Action and we have not and will not be soliciting your approval of the Corporate Action.

The elimination of the need for a meeting of stockholders to approve this action is made possible by our bylaws and the Nevada Statutes, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of at least 51% of our voting securities.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about February 10, 2020. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ Ken Tapp
Chief Executive Officer

THIS INFORMATION STATEMENT IS CIRCULATED TO ADVISE THE SHAREHOLDERS OF THE CORPORATE ACTION ALREADY APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO COLLECTIVELY HOLD OVER 51% OF THE VOTING POWER OF OUR CAPITAL STOCK.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The action that we wish to advise you of are: Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 2,500,000,000.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements regarding management’s plans and objectives for the future. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” included in our Form 10-K for the period ending December 31, 2018 and our Forms 10-Q for the periods ending March 31, 2019, June 30, 2019, and September 30, 2019 which reports are available at sec.gov. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in the information statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in the information statement will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Any statement in the information statement that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward- looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not a guarantee of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements.

This Information Statement, which describes the above Corporate Action in more detail, is being furnished to our shareholders for informational purposes only pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until no fewer than twenty (20) calendar days after the initial mailing of the Information Statement to our shareholders, during the first week of March 2020.

The Definitive Information will be mailed on or about February 10, 2020 to our shareholders of record.

I encourage you to read the enclosed Information, which is being provided to all of our shareholders and describes the Corporate Action in detail.

For the Board of Directors of
Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp, Chairman of the Board/Chief Executive Officer

SOCIAL LIFE NETWORK, INC.

3465 S Gaylord Ct. Suite A509

Englewood, Colorado 80113

Telephone: (855) 933-3277

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

Social Life Network, Inc. is referred to herein as “we”, “our” or “us” or the “Company”

We are distributing this Information Statement to shareholders of Social Life Network, Inc. in satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Statutes (referred to herein as the “Nevada Statutes”). We will undertake no additional action with respect to the receipt of Board of Directors and shareholder written consents, and no appraisal rights under the Nevada Statutes or otherwise are afforded to our shareholders as a result of the Corporate Action described in this Information Statement.

This Information Statement is being furnished by us in connection with action taken by at least 51% of the voting power of our issued and outstanding voting securities. By written consent dated January 28, 2020, the holders of 52% of the voting power voted to approve the Corporate Action (the Authorized Share Increase) detailed below. We will be sending or giving this Information Statement to our stockholders on or about February 10, 2020 (assuming that the SEC will not issue any comments regarding the 14C Information Statement that would delay the mailing of the Information Statement), which will permit us to file the Definitive Information Statement. Our principal executive offices are located at 3465 S. Gaylord Court, Suite A509, Denver, Colorado and our telephone number is (855) 933-3277.

Board Approval of the Corporate Action.

On January 27, 2020, our Board of Directors unanimously approved of the Corporate Action and recommended to the holders of over 51% of our outstanding voting securities to approve the Corporate Action.

The Shareholder Action by Written Consent

As of January 28, 2020, the holders of 74,473,334 voting capital shares or 52% of our outstanding voting securities approved of the Corporate Action.

No Further Voting Required

All necessary corporate and stockholder approvals have been obtained to increase our authorized shares from 500,000,000 to 2,500,000,000 shares. We are not seeking consent, authorizations, or proxies from you. The Nevada statutes and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Notice Pursuant to the Nevada Statutes

Pursuant to the Nevada Statutes, we are required to provide prompt notice of the Corporate Action to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Nevada Statutes in addition to which, we will be mailing this notice to our shareholders.

Dissenters’ Rights of Appraisal

The Nevada statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

OUTSTANDING VOTING SECURITIES

As of January 29, 2020, we had issued and outstanding shares of Common Stock of 142,918,031 shares of Common Stock, par value $0.001 per share, such shares constituting all of our issued and outstanding Common Stock.

Our bylaws permit the holders of at least 51% of our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of our shareholders. On January 27, 2020, our Board of Directors consented in writing to approving the Corporate Action and recommending to the Consenting Shareholders that they approve the Authorized Share Increase. On January 28, 2020, the holders of an aggregate of 74,473,334 Voting Shares by 2 Consenting Shareholders (the “Consenting Shareholders”), representing 52% of the total shares of our Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein and approved of the Authorized Share Increase summarized below.

CORPORATE ACTION

The Corporate Action described in this Information Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Our Board of Directors and the Consenting Shareholders have consented to, approved, authorized and directed the filing of the following amendment with the State of Nevada:

Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 500,000,000 to 2,500,000,000 Common Stock Shares.

This Information Statement is being furnished to our shareholders in connection with the Corporate Action by unanimous written consent of our Board of Directors and the holders of an over 51% vote of our issued and outstanding common stock in lieu of a special meeting. On January 27, 2020 and January 28, 2020, our Board of Directors and the Consenting Shareholders approved the Corporate Action, respectively.

The Consenting Shareholders own 74,473,334 votes through their ownership of common stock shares for 52% of our outstanding voting stock and have executed a written consent approving the Corporate Action. The elimination of the need for a meeting of shareholders to approve these actions is made possible by the Nevada Statutes and our bylaws. In order to eliminate the costs involved in holding a special meeting, our Board of Directors determined to utilize the written consent of the holders of a majority in interest of our voting securities. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be effective until 20 days after the mailing of this Information Statement to our stockholders. Pursuant to Nevada Statute Section 607.0704, we are required to provide notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about February 10, 2020 to our shareholders who did not consent to the Corporate Action, and is being delivered to inform you of the Corporate Action described herein, before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. We will bear the entire cost of furnishing this Information Statement.

Reasons for the Authorized Capital Increase

As of January 29, 2020, there were 142,918,031 shares of Common Stock issued and outstanding. In addition, as of the close of business on January 29, 2020, there were 373,093,316 shares of Common Stock that are reserved and issuable upon conversions of common stock shares and exercise of warrants. The Company’s Articles of Incorporation currently authorizes the issuance of up to 500,000,000 shares of Common Stock, par value $0.001 per share. The Company has been raising capital for its ongoing operations by entering into various Convertible Loan Agreements which permit the lender to convert all or a portion of the debt into stock. As of January 29, 2020, the aggregate of issued common stock and reserved common stock reached the amount of 516,011,347. The Board determined that it is in the best interests of the Company to increase the authorized number of common stock shares from 500,000,000 to 2,500,000,000 in order to permit the Company to continue to borrow funds or otherwise raise funds for its ongoing business operations until such time as the Company is self-funded. In such determination, the Board considered the effect of the increase in authorized shares on its outstanding securities and the level of availability of authorized but unissued shares it deems necessary for the Company to accommodate the following additional issuances:

●	Reserve additional common stock shares in order to raise additional capital for the Company’s ongoing business operations; and

●	Issue additional shares of restricted Common Stock in exchange for additional capital to fund ongoing business operations.

Other than as described above, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock resulting from the proposed increase in the number of authorized shares of Common Stock. The additional shares of Common Stock will be available for issuance from time to time as determined by the Board of Directors.

Effect of the Authorized Capital Increase

If we issue additional shares of Common Stock (or securities convertible into, or exercisable or exchangeable for, shares of Common Stock) as described above, this could have the effect of diluting existing stockholders’ ownership. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our Common Stock or diluting the book value of Common Stock per share or earnings per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend nor does it view the increase in authorized shares as an antitakeover measure, nor are we aware of any proposed or contemplated transaction of this type.

The additional authorized shares of Common Stock when issued will have the identical powers, preferences, and rights as the shares now issued and outstanding, including the right to cast one vote per share and to receive dividends, if any.

Effective Date of the Authorized Capital Increase

The Authorized Capital Increase will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in such amendment. We intend to file the Certificate of Amendment to our Articles of Incorporation regarding the Authorized Share Increase during the first week of March 2020 with the Secretary of State of the State of Nevada after the 20-day period following the date on which this Information Statement is first mailed to our stockholders.

BACKGROUND – BUSINESS

We license our Social Life Network SaaS (Software as a Service) Internet Platform (hereafter referred to as the “Platform”) to niche industries for an annual license fee and/or a percentage of profits. Our Platform is a cloud-based social network and E-Commerce system that can be accessed by a web browser or mobile application that allows end-users to socially connect with one another and their customers to market and advertise their products and services. The Platform can be customized to suit virtually any international niche industry or sub-culture, such as hunting and fishing, tennis, real estate professionals, health and fitness, and charity causes. Our wholly owned subsidiary, MjLink.com, Inc. (“MjLink”) owns and operates cannabis and hemp industry Platforms through MjLink from which we generate advertising and digital subscription revenue. MjLink also includes an event division that will provide many industry tradeshows and conferences to its vast audience of platform members, the majority of which use MjLink.com and WeedLife.com year-round.

We have filed our Form 10-K for our fiscal year 2018 and our latest quarterly report for our quarter ending September 30, 2019, both of which may be accessed at sec.gov.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Statutes, a vote by the holders of at least 51% of the outstanding voting capital of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. As of January 29, 2020, the Company had 142,918,031 voting shares issued and outstanding (the “Voting Shares”) consisting of 142,918,031 shares of common stock. The Consenting Shareholders are the record and beneficial owners of 74,473,334 common shares of the Company’s common stock, which represents approximately 52% of the Voting Shares. Pursuant to the Company’s Bylaws and the Nevada Statutes, the Consenting Stockholders voted in favor of the Authorized Share Increase described herein in a written stockholder consent dated January 28, 2020. No consideration was paid for the consent. The Consenting Stockholders’ names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares (2)	Percentage
LVC Consulting, LLC (Kenneth Tapp)	Chairman/CEO/CTO/ Shareholder	59,736,667	41.7%
Rodosevich Investments (Andrew Rodosevich)	Shareholder(1)	14,736,667	10.3%
Total Capital Votes		74,473,334	52.0%

(1)	Andrew Rodosevich was appointed as our Chief Financial Officer on June 6, 2016 and resigned from that position effective July 31, 2018.
(2)	Common Shares

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Kenneth S. Tapp	Chairman, Chief Executive Officer & Chief Technology Officer	49	June 6, 2016
Mark DiSiena	Chief Financial Officer & Chief Accounting Officer	53	November 1, 2018
Britt Glassburn	Director	52	January 21, 2010
Brian Lazarus	Director	63	January 21, 2010
Todd Markey	Director	34	January 21, 2010
Lynn Murphy	Director	56	January 21, 2010

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Kenneth S. Tapp, Chairman of the Board, Chief Executive Officer, Chief Technology Officer

Ken Tapp has served as our Chief Executive Officer/Chairman/Chief Technology Officer since our inception in June 2016 and prior to, since January 2013, as the private company, Social Life Network (f/k/a Life Marketing, Inc.). Ken Tapp was the Vice President of Engineering at HomeBuilder.com & Realtor.com from 1996 through their IPO in August of 1999. Ken Tapp went on to launch one of the largest and most successful real estate industry SaaS platforms, that was used by as many as 1,300,000 real estate offices and 57,000 home builders from 2001 through 2011 in the US, Australia, New Zealand, Canada and the United Kingdom. The SaaS platform provided listing data access to companies like Trulia, Zillow, News Corp, Gannett, Clear Channel, Realtor.com, and many other digital media outlets until Ken Tapp sold the company in late 2011.

Mark DiSiena, Chief Financial Officer & Chief Accounting Officer

Mark DiSiena joined the executive team on August 1, 2018 and effective November 1, 2018 was appointed as our Chief Financial Officer and Chief Accounting Officer. Prior joining Social Life Network, Mr. DiSiena was a consultant at Cresset Advisors from January 2016 to October 2018. Previously, Mr. DiSiena served in related leadership roles, including: Chief Financial Officer of Cherokee, Inc (NASDAQ: CHKE) from November 2010 to March 2013; and Chief Financial Officer at 4Medica, a privately-held software company, between March 2004 to November 2008. He was an Account Executive at Oracle-NetSuite from January 2014 to December 2015. Mr. DiSiena has held senior management positions at LVMH from 1999 to 2000 and at Lucent Technologies from 1995 to 1999. Mr. DiSiena, has consulted at various companies, notably: Cetera Financial Group, Countrywide Bank, American Apparel, Dreamworks, Paramount Pictures, and HauteLook. He began his career as an auditor at Coopers & Lybrand, from 1988 to 1990. Mr. DiSiena holds a B.S. in Accounting with honors from New York University, a J.D. from Vanderbilt University, and an M.B.A. from Stanford University; and is both an attorney and a CPA.

Britt Glassburn, Director

Britt Glassburn was appointed as our Director on January 21, 2020. Britt Glassburn has spent nearly 30 years in the residential real estate industry, over the past six years focusing her attention to increasing the business acumen of real estate professionals through best-in-class technology tools and industry specific coaching. As the Chief Executive Officer of Social Life Network’s licensee, LikeRE.com, her focus is to ensure online success by real estate professionals through technology development.

Brian Lazarus, Director

Brian Lazarus was appointed as our Director on January 21, 2020. Brian Lazarus has spent over 40 years producing notable entertainment and experiential events with specialized skills at professional audio, video and digital tech. He is the co-founder and Executive Vice President of Media Star Promotions, one of the nation’s top branding, touring and strategic marketing agencies. His expertise in the design and execution of consumer experiences for regulated products blends seamlessly with the goals of the burgeoning cannabis space. Brian Lazarus is committed to increasing the depth of services provided by Social Life Network, MjLink, and its affiliates.

Todd Markey, Director

Todd Markey was appointed as our Director on January 21, 2020. Since April 1, 2019, Todd Markey has been the president of the MjMicro division of MjLink and directs the MjMicro events. Todd Markey has more than 10 years of finance and capital markets experience and is a trusted expert for micro-cap to small cap companies in expanding their investor and public relations. Additionally, he has assisted companies in the pre-IPO and up-listing process, from the OTC markets onto Nasdaq and NYSE stock exchanges.

Lynn Murphy, Director

Lynn Murphy was appointed as our Director on January 21, 2020. Lynn Murphy has specialized in sales and marketing as the founder and owner of several companies over the past 30 years. With an MBA and extensive C Suite level negotiations experience, he has grown companies from start-up to multi-million dollar revenue generators. As the CEO of our licensee, Sports Social Network, and as our Director, Lynn Murphy combines his lifetime passion and involvement in hunting, fishing, and outdoorsmanship along with his skill sets in directing the technology needed to bring Sports Social Network divisions to the public markets, and providing us with a vital asset.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of January 29, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner		Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
LVC Consulting, LLC	(3)	Common Stock	59,736,667	41.8%
c/o Kenneth Tapp 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Rodosevich Investments, LLC	(4)	Common Stock	14,736,667	10.3%
c/o Andy Rodosevich 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Somerset Private Fund, Ltd.	(5)	Common Stock	13,320,000	9.3%
387 Corona Street, Suite 55 Denver, CO 80218 Somerset Private Fund, Ltd. 387 Corona Street, Suite 55 Denver, CO 80218

Mark DiSiena	(6)	Common Stock	1,000,000	0.7%
c/o Mark DiSiena 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Britt Glassburn	(7)	Common Stock	1,283,333	0.9%
c/o Britt Glassburn 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Brian Lazarus	(8)	Common Stock	5,000,000	3.5%
c/o Brian Lazarus 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Todd Markey	(9)	Common Stock	1,000,000	0.7%
c/o Todd Markey 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113

Lynn Murphy	(10)	Common Stock	608,333	0.4%
c/o Todd Markey 3465 S. Gaylord Court, Suite A509 Denver, Colorado 80113
All executive officers, directors, investors, as a group	(11)	Common Stock	96,585,000	67.6%
All executive officers ,directors, as shareholders	(12)	Common Stock	68,628,333	48.0%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Percentage of common stock is based on 142,918,031 shares of our common stock issued and outstanding as of January 28, 2020

(3)	Ken Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman on June 6, 2016. He was Chief Financial Officer from August 1, 2018 thru October 31, 2018.

(4)	Andrew Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(5)	Somerset Private Fund, Ltd. (“Somerset”) is registered in the state of Colorado. There are 6 limited partners of Somerset. Robert Stevens, Somerset’s President holds a 90% interest in Somerset. Somerset’s Board of Directors has sole dispositive and transfer power over the shares. Robert Stevens was appointed as the receiver in 2014 when we were placed into Receivership in Nevada’s 8th Judicial District (White Tiger Partners, LLC et al v. Sew Cal Logo, Inc.et al, Case No A-14-697251-C) (Dept. No.: XIII).

(6)	Mark DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consulting from August 1, 2018 through October 31, 2018.

(7)	On January 21, 2020, our Board of Directors appointed Britt Glassburn as our Director.

(8)	On January 21, 2020, our Board of Directors appointed Brian Lazarus as our Director.

(9)	Todd Markey was hired as Director of Investor Relations on April 1, 2019, and on January 21, 2020 appointed to our Board of Directors as our Director.

(10)	On January 21, 2020, our Board of Directors appointed Lynn Murphy as our Director.

(11)	Consists of LVC Consulting, LLC (Ken Tapp); Rodosevich Investments, LLC (Andrew Rodosevich); Somerset Private Fund, Ltd., Ken Tapp, Mark DiSiena, Britt Glassburn, Brian Lazarus, Todd Markey, and Lynn Murphy.

(12)	Consists of Ken Tapp, Mark DiSiena, Britt Glassburn, Brian Lazarus, Todd Markey, Lynn Murphy

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2018;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2018; and

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company and subsidiaries for the years ended December 31, 2018 and December 31, 2017 are set out in the following summary compensation table:

Summary Compensation Table
Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth Tapp (1)	2018	(5)	-	-	-	-	-	-	-	-
Chairman, Chief Executive Officer, and Chief Technology Office	2017	(6)	-	-	-	-	-	-	-	-
Mark DiSiena (2)	2018	(5)	26,500	-	-	-	-	-	-	26,500
Chief Financial Officer	2017	(6)		-	-	-	-	-	-	-
Andrew Rodosevich (3)	2018	(5)	-	-	-	-	-	-	-	-
Former-Chief Financial Officer/Director	2017	(6)	-	-	-	-	-	-	-	-
D. Scott Karnedy (4)	2018	(5)	60,000	-	75,000	-	-	-	-	135,000
Former-Chief Operating Officer/Director	2017	(6)	-	-	75,000	-	-	-	-	75,000
George Jage	2017	(5)(7)	-	-	-	-	-	-	-	-
Former-Chief Operating Officer/ Director	2018	(6)(7)	-	-	-	-	-	-	-	-
Todd Markey	2017	(5)(8)	-	-	-	-	-	-	-	-
Director of Investor Relations/ Director	2018	(6)(8)	-	-	-	-	-	-	-	-

(1)	Mr. Tapp was appointed as Chief Executive Officer, Chief Technology Officer, and Chairman since June 6, 2016. And was Chief Financial Officer from August 1, 2018 thru October 31, 2018. For fiscal year ending 2019, Mr. Tapp is expected to earn zero dollars of executive compensation.

(2)	Mr. DiSiena was appointed as Chief Financial Officer on November 1, 2018, after being our consult from August 1, 2018 through October 31, 2018. For fiscal year ending 2019, Mr. DiSiena is expected to earn $120,000 of executive compensation.

(3)	Mr. Rodosevich was appointed as Chief Financial Officer since June 6, 2016, which he resigned from that position effective July 31, 2018.

(4)	Mr. Karnedy became our Chief Operating Officer in October 2017 and was appointed a director of our Company on August 1, 2018; he resigned as our Chief Operating Officer/Director on May 10, 2019.

(5)	Year ended December 31, 2017.

(6)	Year ended December 31, 2018.

(7)	Mr. Jage did not commence his employment until January 2, 2019.

(8)	Mr. Markey did not commence his employment until April 1, 2019. For fiscal year ending 2019, Mr. Markey is expected to earn $56,667 of compensation and $500 per month for healthcare benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, since January 1, 2020, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2018, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)	any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

We have software license agreements with Real Estate Social Network, Inc. and Sports Social Network, which provides that our licensees pay us a license fee of $125,000 per year or a period of two years and thereafter receive a 20% percentage of profits. Our Chief Executive Office, Kenneth Tapp owns 46.6% of our outstanding shares and is also the Chief Technology Officer of Real Estate Social Network and Sports Social Network and owns approximately 40% each of those entities through LVC Consulting, LLC, of which he is the only member. Our Chief Financial Officer, Andrew Rodosevich, owns 11.5% of our outstanding shares and is a Managing Member of Real Estate Social Network and Sports Social Network and owns approximately 10% of those entities through Rodosevich Investments, LLC, of which Andrew Rodosevich is the sole member. During our Fiscal Year 2018, our largest source of our revenues was $215,000 in social network platform licensing revenues, which constituted 97.5% of our total revenues, which were derived solely from the only 2 licensees we have agreements with, the Real Estate Social Network and Sports Social Network, which revenues are related party revenues.

Pricing for the license agreements were negotiated with the Chief Executive Officers of Real Estate Social Network and Sports Social Network using a “Royalty Flex-Rate” method per network end-user. Our Chief Executive Officer and prior-Chief Financial Officer represented us in the negotiations with Real Estate Social Network and Sports Social Network in our negotiations involving the license agreements.

This type of licensing is the standard when licensing intellectual property per users. The rates were determined by existing users in the Sports Social Network, and future predicted users in the Real Estate Social Network. We researched competing Social Network licensing platforms for pricing and features, and determined that the most similar to our Network Platform was SocialShared.com (https://www.socialshared.com/plans.html), which currently provides the United States Tennis Association with their own social network (Setteo.com) for $2.25 per month per end-user, a competitor to the Sports Social Network, Inc. website, RacketStar.com

Our related party revenue for Fiscal Year 2018 was $215,000 or 97.5% of gross revenue. As of March 31, 2019, our largest source of our revenues was $25,000 for the first quarter in social network platform licensing revenues, which constituted 90.9% of our total revenues.

On June 6, 2016, we issued 59,736,667 common stock shares to LVC Consulting, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. The Managing Member of LVC Consulting is our Chief Executive Officer, Kenneth Tapp.

On June 6, 2016, we issued 59,736,667 common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.15, the closing stock price on the date of grant, for total non-cash expense of $8,960,500. 50,000,000 of these shares were returned to the Company on December 7, 2017. On December 14, we issued 5,000,000 restricted common stock shares to Rodosevich Investments, LLC. The shares are valued at $0.13, the closing stock price on the date of grant, for total non-cash expense of $650,000. The Managing Member of Rodosevich Investments is our prior-Chief Financial Officer, Andrew Rodosevich.

On July 18, 2016, we executed a Note Payable with Andrew Rodosevich, the Company’s CFO, for $26,400 to pay for public company expenses. The note is unsecured, non-interest bearing and due December 31, 2019. As of December 31, 2018, the balance is zero dollars due.

On September 1, 2016, we executed a Note Payable with Like RE, Inc. for $53,000. Kenneth Tapp, our Chief Executive Officer also an officer with Like RE, Inc. The note is unsecured, non-interest bearing and due December 31, 2018. As of December 31, 2018, the balance is zero dollars due.

On November 1, 2018, the Company authorized the issuance of 500,000 restricted common stock shares to Mark DiSiena, Chief Financial Officer, for his CFO services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $50,000. On February 6, 2019, we authorized an additional 500,000 restricted common stock shares to Mark DiSiena, our Chief Financial Officer valued at $50,000. The 1,000,000 shares were issued during the three months ended March 31, 2019. For fiscal year ending 2019, Mr. DiSiena is expected to earn $120,000 of executive compensation.

During fiscal year 2019, the Company authorized the issuance of 1,000,000 restricted common stock shares to Todd Markey, Director of Investor Relations, for his services. The shares are valued at $0.10 the closing stock price on the date of grant, for total non-cash expense of $500,000. Mr. Markey is expected to earn $56,667 of compensation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SOCIAL LIFE NETWORK, INC.

By:	/s/ Ken Tapp
Ken Tapp, CEO